Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this amendment to the Registration Statement on Form SB-2 on Form S-1 of our report dated March 14, 2008, relating to the consolidated financial statements of American DG Energy, Inc. which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ VITALE, CATURANO & COMPANY, LTD

Boston, Massachusetts
June 20, 2008